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                                                                   EXHIBIT 10(a)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts and Financial Statements" in the Prospectus in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4, No. 33-64947) of John Hancock Variable Annuity Account JF.

We also consent to the incorporation of our reports dated February 7, 1997, with respect to the financial statements included in the Annual Report of John Hancock Variable Annuity Account JF, and February 14, 1997, with respect to the financial statements included in the Annual Report of John Hancock Variable
Life Insurance Company for the year ended December 31, 1996.


                                                           ERNST & YOUNG LLP


Boston, Massachusetts

December 12, 1997